EXHIBIT 99.1

BioCryst Closes $23 Million Senior Credit Facility

 Cash runway extended to early 2018; Facility to be repaid with RAPIVAB revenues

RESEARCH TRIANGLE PARK, N.C., Sept. 26, 2016 (GLOBE NEWSWIRE) --  BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX) today announced that the Company has closed a $23 million Senior Credit Facility with Midcap Financial. The facility was fully funded at closing and bears a variable interest rate based upon LIBOR, currently at 8.5%; an interest-only period through fiscal 2017; and scheduled principal and interest payments for the following 40 months. The Company has the option to repay the facility at any time prior to the scheduled principal repayment schedule.

“The proceeds from this facility extend our cash runway into the first quarter of 2018 and provide non-dilutive capital to fund our rare disease development programs, while enabling us to maintain a twelve-month cash runway subsequent to the expected timing of APEX-1 results,” said Jon P. Stonehouse, President & Chief Executive Officer. “We expect the facility to be repaid from RAPIVAB®-related approval milestones associated with our Seqirus licensing agreement and revenue from the replenishment of the U.S. Government national stockpiling of RAPIVAB.”

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small molecule drugs that block key enzymes involved in rare diseases. BioCryst currently has several ongoing development programs: BCX7353 and second generation oral inhibitors of plasma kallikrein for hereditary angioedema, and BCX4430, a broad spectrum viral RNA polymerase inhibitor that is a potential treatment for filoviruses. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza is BioCryst’s first approved product and is currently marketed in the U.S., Japan, Taiwan and Korea. Post-marketing commitment development activities are ongoing, as well as activities to support regulatory approvals in other territories. For more information, please visit the Company's website at www.BioCryst.com.

About MidCap Financial

MidCap Financial is a middle market-focused, specialty finance firm that provides senior debt solutions to businesses across all industries. The firm's years of experience, strong balance sheet, and flexibility make it a lender of choice for companies across all stages of growth and complexity. MidCap Financial's debt solutions focus in five areas: general and healthcare asset-based working capital loans collateralized by third-party accounts receivable and other assets; leveraged loans to companies backed by private equity sponsors; life sciences loans to venture capital-backed and public pharmaceutical, biotech, and medical device companies; real estate loans on all types of commercial properties, medical office buildings, various types of senior housing and skilled nursing properties; and lender finance term loans or revolvers provided across the consumer and commercial finance sectors. Additional information about MidCap Financial can be found at www.midcapfinancial.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that planned trials of BCX7353 may not have a favorable outcome, including the APeX-1 trial; that developing a commercial formulation of BCX7353 or any other HAE compound may take longer or may be more expensive than planned; ongoing and future preclinical and clinical development of other plasma kallikrein inhibitor candidates may not have positive results; that BioCryst may not be able to enroll the required number of subjects in planned clinical trials of  product candidates; that the Company may not advance human clinical trials with product candidates as expected; that the FDA may require additional studies beyond the studies planned for product candidates, or may not provide regulatory clearances which may result in delay of planned clinical trials, or may impose a clinical hold with respect to such product candidate, or withhold market approval for product candidates; that BioCryst may not receive additional government funding to further support the development of BCX4430; that BCX4430 development may not be successful; that NIAID or BARDA may further condition, reduce or eliminate future funding; that revenue from RAPIVAB is unpredictable and commercialization of RAPIVAB by Seqirus may never result in significant commercial revenue or milestone payments for the Company; that RAPIVAB may not be approved in other countries; that a stockpiling order of RAPIVAB may be delayed or may never occur; that actual financial results may not be consistent with expectations, including that 2016 operating expenses and cash usage may not be within management’s expected ranges. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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CONTACT:
Robert Bennett
BioCryst Pharmaceuticals
+1-919-859-7910